SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	March 17, 2005 -----------------------

Commission File Number ----------------------------	Name of Registrant, State of Incorporation, Address and Telephone Number --------------------------------------	IRS Employer Identification Number ----------------------------
1-40	Pacific Enterprises (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	94-0743670

1-1402	Southern California Gas Company (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

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(Former name or former address, if changed since last report.)

FORM 8-K

ITEM 8.01 OTHER EVENTS

The following information supplements the information contained in the registrants' Annual Reports on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

CPUC Phase II Cost of Service Decision

            As previously reported, in July 2004 Southern California Gas Company (SoCalGas) filed with the California Public Utilities Commission (CPUC) a proposed settlement of Phase II of its cost of service proceeding. The proceeding addresses SoCalGas' attrition allowance and performance-based incentive mechanisms. On March 17, 2005, the CPUC approved the settlement and adopted related performance measures and incentives.

            The CPUC's decision establishes an indexing methodology for post-test-year ratemaking which includes inflation adjustments and earnings-sharing mechanisms. It also provides for the resumption of performance-based incentive mechanisms that permit incentive rewards and penalties based on customer service and safety. The decision is retroactive to January 1, 2005 and applicable to years 2005-2007. It also eliminates earnings sharing that would otherwise have been applicable for year 2004 and incentive awards for year 2004.

            For the years 2005-2007, SoCalGas' authorized base-rate revenues will be annually increased by the increase in the Consumer Price Index but subject to minimum and maximum percentage increases that increase yearly. The annual minimum percentage increases range from 2.0% to 3.3% and the annual maximum percentage increases range from 3.0% to 4.3%. For these years any base-rate earnings that exceed SoCalGas' CPUC-authorized rate of return on rate base plus 0.5 percentage points will be shared with customers in percentages that vary with the amount of the excess, beginning with customers' receiving 75% of the excess and declining to 25% as the excess increases. The decision authorizes SoCalGas to file for a suspension of the indexing and sharing mechanisms if its base-rate earnings for any year are at least 1.75 percentage points below its authorized rate of return and authorizes any party to the settlement to file for a suspension if SoCalGas' base-rate earnings for any year are at least 1.75 percentage points above its authorized rate. The mechanisms will be automatically suspended if SoCalGas' base-rate earnings for either 2005 or 2006 are at least 3 percentage points above or below its authorized rate of return.

            The decision also establishes formula-based performance measures for customer service and safety. These provide SoCalGas with annual reward and penalty potentials of approximately $8 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Enterprises

Date: March 17, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller

Southern California Gas Company

Date: March 17, 2005	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer